Exhibit 99.1

For more information contact:
Gary Sproule Chief Financial Officer Youbet.com, Inc. 818/668-2100	Joseph N. Jaffoni Richard Land Jaffoni & Collins Incorporated 212/835-8500 or ubet@jcir.com
YOUBET.COM REPORTS THIRD QUARTER DILUTED EARNINGS PER SHARE
OF $0.05, INCLUSIVE OF $0.01 IMPACT FOR COMPENSATION CHARGE
- Third Quarter Income from Operations Rises 101%
Year-Over-Year on 49% Increase in Total Revenue -
Woodland Hills, CA, November 3, 2005 — Youbet.com, Inc. (NASDAQ: UBET) today reported net income of $1.8 million, or $0.05 per diluted share, for the third quarter ended September 30, 2005, inclusive of a $0.2 million, or $0.01 per diluted share, impact from a previously-disclosed compensation charge. For the third quarter of 2004, Youbet reported net income of $4.0 million, or $0.12 per diluted share, inclusive of a non-cash income tax benefit of $3.3 million, or $0.09 per diluted share, as a result of the Company releasing a portion of its reserve against net deferred tax assets.
Summary of Third Quarter Results

	For the three months ended September 30,
	(in thousands, except per share
	and percentage figures)
	2005		2004		% change
Total wagers (handle)	$151,303	(1)	$83,714		80.7%

Total revenue (commissions from handle plus other revenue)	$26,079		$17,543		48.7%

Net revenue (revenues from commissions less track and licensing fees)	$8,076		$5,816		38.9%

Yield (2)	5.3%		6.9%

EBITDA (3)	$2,151		$1,027		109.5%

Net income	$1,848		$4,041	(4)

Diluted EPS	$0.05		$0.12	(4)

(1)	Of total handle, $108.1 million was attributable to Youbet and $43.2 million was attributable to International Racing Group (“IRG”).

(2)	Yield is defined as net revenue (commission revenue less track and licensing fees, each as calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) and presented in the Consolidated Statements of Operations Information attached to this release) as a percentage of handle. The decline in yield for the three-month period ended September 30, 2005 compared to the prior year period is primarily due to a change in track mix and the acquisition of IRG, whose operations carry a lower overall yield. Youbet’s management believes that yield provides useful data to evaluate the company’s operating results and profitability. Yield should not be considered an alternative to operating income or net income as indicators of Youbet’s financial performance, and may not be comparable to similarly titled measures used by other companies.

(3)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

(4)	Net income and Diluted EPS for the three-month period ended September 30, 2004 includes a non-cash income tax benefit of $3.3 million, or $0.09 per diluted share, as a result of the Company releasing a portion of its reserve against net deferred tax assets on its balance sheet.

Youbet.com, Inc., 11/3/05	page 2
Chairman, President and Chief Executive Officer, Charles F. Champion, commented on Youbet’s results, “The fiscal 2005 third quarter represents another quarter of operating and financial gains and reflects growing consumer demand for our value-added Advanced Deposit Wagering (ADW) product and service offerings. Further, the quarterly results are indicative of the success of our targeted marketing programs as we continue to achieve strong rates of new customer sign-ups.
“The third quarter also benefited from the first full quarter of contributions from IRG, which generated $43.2 million of handle during the period. By adding this segment of pari-mutuel handle, we have meaningfully expanded our wagering channels. The licensing yesterday of IRG by the Oregon Racing Commission was an important event for both Youbet and those in the horse racing industry that have publicly expressed a concern about wagering compliance and transparency issues vis-à-vis off-shore pari-mutuel companies. We now have, for the very first time, a company in this segment that is subject to public company reporting requirements and the highest compliance standards of any off-track wagering company anywhere, and is also licensed by the same regulatory body as TVG and XpressBet. With this license we believe further expansion of track content and wagering pools accessible to IRG and its customers is possible.
“We continue to manage operating expenses with the goal of balancing investments in our business with ongoing revenue growth in order to achieve long-term profitability. In this regard, we made further investments in our technology infrastructure this year in order to continue to maximize transactional capacity, back-end efficiency and the overall integrity of our platform.”
Mr. Champion concluded, “With solid results achieved in each of the first three quarters of 2005, continued expansion of our product and technology offerings, and the completion of an accretive acquisition, we remain focused on initiatives that we believe will enhance shareholder value. In addition to growing our core business through product improvements and strategic marketing programs, we are also pursuing growth initiatives that include potential acquisitions. We are also evaluating several revenue diversification opportunities that would allow us to leverage our competitive position and relationships. With continued growth in the ADW channel and management’s focus on near and long-term expansion and diversification, we expect to continue delivering year-over-year gains in our bottom-line results.”
Operating expenses (excluding track, licensing fees and depreciation and amortization) increased approximately 25.3% to $6.8 million for the quarter ended September 30, 2005 from $5.4 million in the quarter ended September 30, 2004. IRG operating expenses accounted for $1.0 million, or 69.5%, of this increase. Operating expenses as a percent of total revenue declined to 26.0% in the 2005 third quarter from 30.8% in the prior year period and 28.2% in the 2005 second quarter.
-more-

Youbet.com, Inc., 11/3/05	page 3
The third quarter year-over-year operating expense increase was partially attributable to higher sales and marketing expense, which rose approximately $0.7 million, in part due to $0.3 million in IRG player services expenses the Company did not have in the prior year period and $0.1 million in higher Youbet marketing program expenses, including costs associated with marketing programs such as CBS Sportsline. In addition, 2005 third quarter sales and marketing expense included $0.2 million in player services costs that were accounted for in general and administrative expenses in the prior year period. Sales and marketing expenses in the 2005 third quarter were approximately 6.3% of revenue compared to 5.4% in the prior year period.
General and administrative expenses for the 2005 third quarter were in line with the prior year period. General and administrative costs of $3.2 million in the 2005 third quarter include approximately $0.2 million related to the previously-disclosed compensation charge and $0.1 million in IRG related expenses the Company did not have last year. General and administrative expenses in the third quarter of 2005 were 12.4% of total revenue, compared to 17.9% in the 2004 third quarter.
Aggregate sales and marketing and general and administrative expenses declined by approximately $0.3 million on a quarterly sequential basis. Aggregate 2005 third quarter sales and marketing and general and administrative expenses were 18.7% of total revenue, compared to 21.8% of total revenue in the 2005 second quarter and 23.3% in the prior year period.
Network operations expenses rose approximately 66.6%, or $0.6 million, to $1.5 million or approximately 5.8% of revenue compared to $0.9 million or 5.2% of revenue in the prior year period. The increase in network operations expenses is primarily attributable to tote fees related to IRG handle the Company did not have last year. The increase also reflects higher tote fees associated with the increased year-over-year Youbet handle, as well as increased data center expenses and other IRG network operations expense the Company did not have last year.
Research and development expenses were steady at approximately $0.4 million in both the 2005 third quarter and the 2004 third quarter.
As of September 30, 2005, Youbet had cash and cash equivalents of $19.1 million, total current assets of $28.8 million and working capital of $11.6 million, including $1.8 million in current deferred tax assets.
Youbet.com, Inc. is hosting a conference call and webcast at 5:00 p.m. EST today, Thursday, November 3, 2005. The conference call number is 706/679-4652. To access the live call on the Internet, log on to www.youbet.com (select “About Youbet.com”). Following completion of the call, a replay can be accessed for thirty days on the Internet at the above link.
-more-

Youbet.com, Inc., 11/3/05	page 4
Youbet.com is the largest Internet provider of thoroughbred, quarter horse and harness racing content in the United States as measured by handle data published by the Oregon Racing Commission. Members can watch and, in most states, wager on the widest variety of horse racing content available via Youbet.com’s website. Members enjoy features that include commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering, race replays, simultaneous multi-race viewing and value-added handicapping products. The Company’s Players TrustSM revolutionized advanced deposit wagering by placing player deposits in the custody of a major U.S. financial institution.
Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby. Founded in 1997, Youbet is the exclusive provider of horse racing content for CBS SportsLine.com. More information on Youbet.com can be found at www.youbet.com.
This press release contains certain forward-looking statements. Statements containing expressions such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” potential,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology used in Youbet’s press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in Youbet filings with the Securities and Exchange Commission. Such factors include, without limitation, the following: the timely development and market acceptance of new products and technologies; our ability to secure financing on terms acceptable to us; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where Youbet currently operates; the limitation, conditioning or suspension of any of Youbet’s licenses; increases in or new taxes imposed on wagering revenues; the inability of the Company to successfully complete acquisitions and integrate acquired operations smoothly; loss or retirement of key executives; and a decline in the general economy. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
-Financial tables follow-

Youbet.com, Inc., 11/3/05	page 5
Youbet.com, Inc.
Consolidated Balance Sheet Information*

	September 30,	December 31,
	2005	2004
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$19,128,535	$13,287,492
Current portion of restricted cash	3,968,031	3,197,468
Accounts receivable, net of allowance for doubtful collection of $346,000 and $346,000	2,356,835	595,108
Other receivables, net of allowance for doubtful collection of $0 and $180,457	13,173	254,805
Prepaid expenses	1,570,747	936,524
Current portion of deferred tax assets	1,791,000	1,791,000

	28,828,321	20,062,397

Property and equipment, net of accumulated depreciation and amortization of $8,503,070 and $7,912,388	4,370,046	3,210,841
Restricted cash, net of current portion	381,962	487,750
Unamortized intangibles and other	3,547,730	157,832
Deferred tax assets, net of current portion	1,523,000	1,523,000

	$38,651,059	$25,441,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long term debt	$634,181	$391,208
Trade payables, TVG	6,092,207	3,928,161
Trade payables, track related	2,209,433	2,088,774
Trade payables, other	679,298	478,021
Accrued expenses and other	1,599,267	860,713
Customer deposits	5,903,140	3,327,132
Deferred revenues	113,271	112,156

	17,230,797	11,186,165

Long term debt, net of current portion	213,186	157,895
	17,443,983	11,344,060

Stockholders’ equity
Common stock, $0.001 par value — authorized 100,000,000 shares, 33,391,562 and 30,979,768 shares outstanding as of September 30, 2005 and December 31, 2004, respectively	33,392	30,980
Additional paid-in-capital	105,514,569	103,110,751
Deficit	(83,000,513)	(87,215,262)
Treasury stock (457,015 and 623,683 shares at cost)	(1,340,372)	(1,828,709)

	21,207,076	14,097,760

	$38,651,059	$25,441,820

*Disclosures necessary to conform to GAAP and SEC Regulation S-X have been omitted.

Youbet.com, Inc., 11/0/05	page 6
Youbet.com, Inc.
Consolidated Statements of Operations Information*

	Three Months Ended	Three Months Ended
	September 30, 2005	September 30, 2004
	(unaudited)	(unaudited)
Revenues
Commissions	$25,225,696	$16,923,439
Other	853,182	619,856

	26,078,878	17,543,295

Operating costs and expenses
Track fees	11,176,452	6,611,558
Licensing, TVG	5,972,759	4,495,723
Network operations	1,508,495	905,586
Research and development	397,631	415,352
Sales and marketing	1,642,618	940,271
General and administrative	3,229,873	3,147,850
Depreciation and amortization	506,999	208,747

	24,434,827	16,725,087

Income from operations	1,644,051	818,208

Other income (expense)
Interest income	165,859	34,267
Interest expense	(19,609)	(3,013)
Other income (expense)	57,369	(58,377)

	203,619	(27,123)
Income tax benefit	—	3,250,000

Net income	$1,847,670	$4,041,085

Basic income per share of common stock	$0.06	$0.13

Diluted income per share of common stock	$0.05	$0.12

Weighted-average common shares:
Basic common stock outstanding	32,883,310	30,023,787

Diluted common stock	35,548,240	33,821,057

*Disclosures necessary to conform to GAAP and SEC Regulation S-X have been omitted.

Youbet.com, Inc., 11/0/05	page 7
Youbet.com, Inc.
Consolidated Statements of Operations Information*

	Nine Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2004
	(unaudited)	(unaudited)
Revenues
Commissions	$65,576,607	$47,239,273
Other	2,500,049	1,786,754

	68,076,656	49,026,027

Operating costs and expenses
Track fees	29,421,861	19,897,410
Licensing, TVG	14,729,993	10,518,435
Network operations	3,594,311	2,437,621
Research and development	1,131,859	1,271,554
Sales and marketing	4,718,328	2,578,383
General and administrative	9,737,198	9,449,100
Depreciation and amortization	1,056,692	2,056,144

	64,390,242	48,208,647

Income from operations	3,686,414	817,380

Other income (expense)
Interest income	389,098	97,631
Interest expense	(58,668)	(5,519)
Other	197,905	(63,530)

	528,335	28,582
Income tax benefit	—	3,250,000

Net income	$4,214,749	$4,095,962

Basic income per share of common stock	$0.13	$0.14

Diluted income per share of common stock	$0.12	$0.12

Weighted-average common shares:
Basic common stock outstanding	31,779,087	29,252,789

Diluted common stock and common stock	34,336,614	33,725,220

*Disclosures necessary to conform to GAAP and SEC Regulation S-X have been omitted.

Youbet.com, Inc., 11/3/05	page 8
Youbet.com, Inc.
Consolidated Statements of Cash Flows Information*

Nine Months Ended
September 30, 2005
(unaudited)
Increase in cash and cash equivalents
Cash flows from operating activities:
Net income	$4,214,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,056,692
Stock-based employee compensation	(164,609)
Provision for doubtful accounts	131,791
Change in operating assets and liabilities:
Restricted cash	(1,151,778)
Receivables	(167,849)
Other receivables	251,982
Prepaid expenses	(634,223)
Unamortized non-compete, customer lists and other	(234,359)
Trade payables, TVG	2,164,047
Trade payables, track related	(57,116)
Trade payables, other	(250,483)
Accrued expenses and other	693,245
Customer deposits	941,274
Deferred revenues	1,115

Net cash provided by operating activities	6,794,478

Cash flows from investing activities:
Purchases of property and equipment	(1,187,987)
Proceeds from sale of property and equipment	3,020
Investments in intangibles and other	(1,806,449)
Restricted cash	487,003

Net cash used in investing activities	(2,504,413)

Cash flows from financing activities
Proceeds from exercise of stock options and warrants, net	2,059,176
Repayment of long term debt	(508,198)

Net cash provided by financing activities	1,550,978

Net increase in cash and cash equivalents	5,841,043
Cash and cash equivalents at the beginning of the period	13,287,492

Cash and cash equivalents at the end of the period	$19,128,535

*Disclosures necessary to conform to GAAP and SEC Regulation S-X have been omitted.

Youbet.com, Inc., 11/3/05	page 9
Reconciliation of Net Income to EBITDA

	Three Months Ended
	September 30,
	2005	2004
	(unaudited)
Net income	$1,847,670	$4,041,085
Depreciation and amortization	506,999	208,747
Other income, net	(203,619)	27,123
Income tax benefit	—	(3,250,000)

EBITDA (a)	$2,151,050	$1,026,955

	Nine Months Ended
	September 30,
	2005	2004
	(unaudited)
Net income	$4,214,749	$4,095,962
Depreciation and amortization	1,056,692	2,056,144
Other income, net	(528,335)	(28,582)
Income tax benefit	—	(3,250,000)

EBITDA (a)	$4,743,106	$2,873,524

(a) EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to measure operating performance, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
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